EXHIBIT 14(a)(ii)

                                                    BANC ONE MORTGAGE
                                                    CAPITAL MARKETS, LLC
                                                    Paul Smyth
                                                    1717 Main Street, 12th Floor
                                                    Dallas, Texas 75201
                                                    Telephone: (214) 290-2505
                                                    Facsimile: (214) 290-3142

March 5, 1999

Mortgage Capital Funding, Inc.
399 Park Avenue, 3rd Floor
New York, NY 10043
Attn: Mortgage Finance

CRIIMI MAE Services Limited Partnership
11200 Rockville Pike
Rockville, MD 20852
Attn: Brian Hanson

State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, MA 02110
Attn: Mortgage Capital Funding

RE: Mortgage Capital Funding, Inc. Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2

Ladies and Gentlemen:

The Officer's Certificate is provided to you by BANC ONE MORTGAGE CAPITAL MARKETS, LLC ("BOMCM") pursuant to Section 3.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of June 1, 1998 relative to the above referenced securitization for which BOMCM acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed in them in the PSA unless otherwise defined in this letter.

The undersigned officers, on behalf of BOMCM, hereby inform you (i) that, a review of the activities of BOMCM as Special Servicer and of its performance under the PSA has been made under the undersigneds' supervision for the period of time commencing October 31, 1998 through year end 1998, (ii) that, to the best of such undersigneds' knowledge, based on such review, it has fulfilled all of its obligations under the PSA, throughout such period, and (iii) that, to the best of the undersigneds' knowledge, BOMCM has received no notice regarding qualification, or challenging the status, of the Series 1998-MC2 REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

Sincerely,

BANC ONE MORTGAGE
CAPITAL MARKETS, LLC, Special Servicer


By:  /s/ Paul Smyth                            By:  /s/ Edgar L. Smith, II
   ------------------------------                 ------------------------------
    Paul Smyth                                     Edgar L. Smith, II
    Managing Director Servicing                    Chief Operating Officer


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